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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statement of TransPro, Inc. on Form S-8 (File No. 33-80871) of our reports dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of TransPro, Inc., as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are incorporated by reference from the 1998 Annual Report to Stockholders, and included, respectively, in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers


Hartford, Connecticut
March 26, 1999